UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) February 2, 2010

Isilon Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33196	91-2101027
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3101 Western Avenue

Seattle, Washington 98121

(Address of principal executive offices) (Zip code)

(206) 315-7500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

On February 2, 2010, the Compensation Committee of Isilon Systems, Inc. approved compensation arrangements for its executive officers for fiscal year 2010.

Effective April 5, 2010, the base salary of our chief executive officer will be increased from $250,000 to $325,000, and the base salary of our chief financial officer will be increased from $185,000 to $225,000. The Compensation Committee did not adjust base salaries of any of our other named executive officers.

In addition, the Compensation Committee approved performance-based incentive compensation targets for fiscal year 2010 for our executive officers. For our chief executive officer, Sujal Patel, the performance-based incentive target was increased from $200,000 to $250,000. The Compensation Committee did not adjust the performance-based incentive targets of our other named executive officers, which remain in effect at their current rates, as described in our current report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2009.

A brief description of the terms and conditions of our performance-based incentive compensation plan is as follows:

•	Bonuses are based upon the achievement by the company of specified annual revenue goals (60%), non-GAAP operating income goals (30%) and individual management by objective goals or MBOs (10%).

•

For an executive officer to qualify for any performance-based incentive compensation, the company must achieve both (i) at least 80% of the annual revenue goals and (ii) at least 50% of the annual non-GAAP operating income goals.

•

In the event the company’s revenue is between 80% and 100%, or the company’s non-GAAP operating income is between 50% and 100%, of the relevant goals, any qualifying payments would begin at 50% of the targeted amount and increase linearly up to 100%.

•

In the event that the specified company revenue goals are exceeded, executive officers will have the opportunity to earn an incremental bonus based on the amount the company exceeds the targeted revenue goals.

•	Subject to the Compensation Committee’s discretion, the maximum amount for any executive’s performance-based incentive compensation is 200% of the executive’s target compensation amount.

As in prior years, the Compensation Committee determined that certain terms of the performance-based incentive compensation plan would be applied differently for our senior vice president of worldwide sales and field operations. A description of such terms is as follows:

•	Bonuses are based upon the achievement by the company of specified annual revenue goals (80%) and non-GAAP operating income goals (20%). No individual MBOs apply.

•

For our senior vice president of sales to qualify for any performance-based incentive compensation based on revenue, the company must achieve at least 80% of the annual revenue goals, determined on a quarterly basis.

•	Revenue-based bonus payments will be made quarterly, if earned, and such payments will be paid on a straight percentage basis.

Our executive performance-based incentive compensation plan and other compensation arrangements for executive officers are administered by the Compensation Committee in its discretion. Cash payments under the performance-based incentive compensation plan shall be made on such schedule as may be approved by the committee in its discretion. Our Board of Directors or Compensation Committee may amend or terminate this plan at any time, and may modify the revenue targets, non-GAAP operating income targets and individual MBOs at any time.

RSU Agreement

On February 2, 2010, the Compensation Committee approved a form of restricted stock unit agreement to be used pursuant to our 2006 Equity Incentive Plan. The form of this agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement under the 2006 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISILON SYSTEMS, INC.

By:	/s/ KEENAN CONDER
Keenan Conder
Vice President, General Counsel and Secretary

Dated: February 8, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement under the 2006 Equity Incentive Plan.

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